Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment No.4) of our report dated December 19, 2023 with respect to the audited financial statements of DT Cloud Acquisition Corporation (the “Company”) as of December 31, 2022 and for the period from July 7, 2022 (inception) through December 31, 2022.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
January 23, 2024